UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2011

O’CHARLEY’S INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-18629	62-1192475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee		37204
(Address of principal executive offices)		(Zip Code)

(615) 256-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sale and Leaseback Transaction

On October 17, 2011, O’Charley’s Inc. (the “Company”) announced that the Company had completed a $105 million multi-site sale and leaseback transaction relating to 50 of the Company’s restaurant properties (the “Sale and Leaseback Transaction”) pursuant to a Purchase and Sale Agreement dated as of October 17, 2011, by and between STORE Capital Acquisitions, LLC, the Company, O’Charley’s Finance Company, Inc. and O’Charley’s Restaurant Properties, LLC (the “Purchase Agreement”) and five separate Master Lease Agreements dated as of October 17, 2011 (the “Master Leases”) between the Company and each of STORE Capital Acquisitions, LLC (lessor on two leases), STORE Master Funding I, LLC (lessor on two leases) and STORE SPE O’Charley’s, LLC, each a subsidiary of STORE Capital Corporation. Each of the Master Leases has substantially similar terms.

The initial lease term for each of the Master Leases will be 20 years, with five-year renewal options to extend the term of each Master Lease up to an additional 20 years. Initial annual lease payments under the Master Leases will be approximately $9 million in the aggregate, and will be subject to annual increases during the first five years of the initial lease term and every five years thereafter based upon formulas provided in the Master Leases tied to the Consumer Price Index (and capped as provided in such leases). After the initial lease term, to the extent the Company elects to renew the leases, annual lease payments will be reset at the beginning of the first five-year renewal term based on the fair market value of the leases and will thereafter continue to be subject to increases at the commencement of each five-year renewal term based upon formulas provided in the Master Leases tied to the Consumer Price Index (and capped as provided in such leases).

The above summary of the Purchase Agreement and the Master Leases is not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement and the form of Master Lease, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Fourth Amended and Restated Credit Agreement

On October 17, 2011, the Company entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, the Lenders referred to therein, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement amended and restated the Company’s existing Third Amended and Restated Credit Agreement, dated as of January 26, 2010. The Credit Agreement provides for a $30.0 million secured revolving credit facility with a $20.0 million letter of credit sublimit.

The Credit Agreement includes certain customary representations and warranties, negative covenants and events of default and requires the Company to comply with certain financial covenants.

The interest rates per annum applicable to loans outstanding under the Credit Agreement will, at the Company’s option, be equal to either a base rate or a LIBOR rate, in each case plus an applicable margin (2.00% to 3.00% in the case of base rate loans and 3.00% to 4.00% in the case of LIBOR rate loans), depending on the Company’s Adjusted Debt to EBITDAR ratio. In addition to the interest payments required under the Credit Agreement, the Company is required to pay certain customary fees, including a commitment fee on the aggregate average daily unused portion of the credit facility equal to 0.375% to 0.750% per annum, depending on the Company’s Adjusted Debt to EBITDAR ratio.

The Company’s obligations under the Credit Agreement are secured by mortgages on 45 of its restaurant properties and liens on substantially all of the Company’s non-real estate assets, other than inventory, equipment and fixtures (at locations not subject to mortgages). Except as otherwise provided in the Credit Agreement, the Credit Agreement will mature on October 17, 2016.

The Credit Agreement permits the repurchase of the Company’s outstanding 9% senior subordinated notes due 2013 (the “Senior Notes”) with proceeds from the Sale and Leaseback Transaction together with cash reserves on the Company’s balance sheet. On October 17, 2011, the Company exercised its option to call all of the $115,205,000 in aggregate principal amount outstanding of the Senior Notes for redemption at a price of par plus accrued interest (the “Redemption Price”) on November 16, 2011, and has deposited the proceeds of the Sale and Leaseback Transaction, net of closing costs, and cash on hand in an amount equal to the Redemption Price with the Trustee, to be held and applied to the redemption of the Senior Notes.

The above summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 17, 2011, the Company issued a press release announcing the completion of the Sale and Leaseback Transaction, its entry into the Credit Agreement and the call for redemption of the Senior Notes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase and Sale Agreement dated as of October 17, 2011, by and between STORE Capital Acquisitions, LLC, O’Charley’s Inc., O’Charley’s Finance Company, Inc. and O’Charley’s Restaurant Properties, LLC

10.2	Form of Master Lease Agreement dated as of October 17, 2011

10.3	Fourth Amended and Restated Credit Agreement dated as of October 17, 2011, with the Lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.

By:	/s/ R. Jeffrey Williams
R. Jeffrey Williams Chief Financial Officer and Treasurer

Date: October 17, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement dated as of October 17, 2011, by and between STORE Capital Acquisitions, LLC, O’Charley’s Inc., O’Charley’s Finance Company, Inc. and O’Charley’s Restaurant Properties, LLC

10.2	Form of Master Lease Agreement dated as of October 17, 2011

10.3	Fourth Amended and Restated Credit Agreement dated as of October 17, 2011, with the Lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated October 17, 2011